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                                                              [CIBC MELLON LOGO]


May 9, 2003


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Nova Scotia Securities Commission                                Securities Commission of Newfoundland and Labrador

Alberta Securities Commission                                    Saskatchewan Securities Commission

The Manitoba Securities Commission                               New Brunswick Securities Commission

The Toronto Stock Exchange                                       Ontario Securities Commission

British Columbia Securities Commission                           Prince Edward Island Securities Commission

Commission des valeurs Mobilieres du Quebec
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Dear Sirs:

RE: HYDROGENICS CORPORATION

The following material(s) were sent by prepaid mail to all registered shareholders of the above-mentioned Company on May 9, 2003.

X  Proxy
X  Notice of Meeting/Information Circular
X  MD & A
X  Annual Report for the Fiscal Year Ended December 31, 2002
X  Annual Financial Statement for the Fiscal Year Ended December 31, 2002

However, we have not mailed material(s) to shareholders in cases where on three consecutive occasions, notices or other documents have been returned undelivered by the Post Office.

The above disclosure document(s) are filed with you as agent for the Company in compliance with the regulations.

Yours very truly,
CIBC MELLON TRUST COMPANY


Jennifer Andersen
Administrator, Client Services
Direct Dial: (416) 643-5564

     320 Bay Street, P.O. Box 1 -- Toronto, ON M5H 4A6 -- Tel. 416.643.5000
                             -- www.cibcmellon.com

CIBC Mellon Trust Company is a licensed user of the CIBC and Mellon trademarks